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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT AUDITORS

           We consent to the incorporation by reference in the Registration Statement (Form S-8) of Lantronix, Inc. pertaining to the 2000 Stock Plan and 2000 Employee Stock Purchase Plan, of our reports dated August 8, 2001 (except for Note 10, as to which the date is September 28, 2001) with respect to the consolidated financial statements and schedule of Lantronix, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Orange County, California

March 25, 2002